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EXHIBITS

10.15  Real Estate Purchase Agreement between Charles I. Colby, Jr. and Patricia
E. Colby, Sellers, and Mid-America Investment Co., Buyer, dated November 21, 1995, with amendments, and Assignment and Conveyance of Interest from Mid-America Investment Co. to the Company, dated May 9, 1996.

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                         REAL ESTATE PURCHASE AGREEMENT

CHARLES I. COLBY, JR. and PATRICIA E. COLBY, Sellers
MID-AMERICA INVESTMENT CO., Buyer

I. REAL ESTATE DESCRIPTION. The Buyer agrees to buy and the Sellers agree to sell, in accordance with the provisions of this Agreement, real estate in Polk County, Iowa, described follows:

                    Parcels 1, 2 and 3 outlined on Exhibit A attached. Survey and legal description to be provided at Seller's expense.

with any easements and appurtenant servient estates, but subject to the following: (a) any zoning and other ordinances; (b) any covenants of record; and
(c) any easements of record for public utilities, roads and highways (the "Real Estate").

II.    PRICE.  The purchase price shall be $1,360,000, payable as follows:

       $20,000 earnest money with this Offer.  The balance in cash at closing.

III. REAL ESTATE TAXES. Sellers shall pay 1995/1996 taxes payable in 1996/1997 prorated to date of closing and any unpaid real estate taxes payable in prior years. Buyer shall pay all subsequent real estate taxes. Proration of real estate taxes on the Real Estate on the closing statement shall be based upon such taxes for the year currently payable. Buyer may require a post closing adjustment so that such proration is based upon taxes actually payable.

IV. SPECIAL ASSESSMENTS. Sellers shall pay all special assessments which are a lien on the Real Estate as of the date of this Agreement and for all special assessment projects now completed or in progress, including sewer trunk lines, water lines and University Avenue widening including paving, whether or not a lien at the time of closing. All other special assessments shall be paid by Buyer.

V. RISK OF LOSS AND INSURANCE. Sellers shall maintain existing fire, windstorm and extended coverage insurance on the existing structures located on the Real Estate until possession is given to Buyer and shall promptly secure endorsements to the appropriate insurance policies naming Buyer as additional insured as its interests may appear. Risk of loss to such structures from such insured hazards shall be on Buyer after Sellers have performed under this paragraph and notified Buyer of such performance. All other risks of loss (such as uninsured losses and losses to trees) remain upon Seller until closing. In the event of such other losses, the sole remedy of Buyer shall be rescission of this Agreement.

VI. CARE AND MAINTENANCE. The Real Estate shall be preserved in its present condition and delivered intact at the time possession is delivered to Buyer, provided, however, if there is loss or destruction of all or any part of the Real Estate from causes covered by the insurance maintained by Sellers, Buyer agrees to accept such damaged or destroyed Real Estate together with such insurance proceeds in lieu of the Real Estate in its present condition and Sellers shall not be required to repair or replace same.

VII. POSSESSION AND CLOSING. If Buyer timely performs all obligations, and all conditions are satisfied, closing shall occur and possession of

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the Real Estate shall be delivered to Buyer on April 30, 1996 or earlier at
Buyer's option. In no event shall Sellers be required to delay closing beyond April 30, 1996.

VIII. FIXTURES. All property that integrally belongs to or is part of the Real Estate, whether attached or detached, such as light fixtures, shades, rods, blinds, awnings, windows, storm doors, screens, plumbing fixtures, water heaters, water softeners, automatic heating equipment, air conditioning equipment, wall to wall carpeting, built-in items and electrical service cable, outside television towers and antenna, fencing, gates and landscaping shall be considered a part of Real Estate and included in the sale.

IX. USE OF PURCHASE PRICE. At time of settlement, funds of the purchase price may be used to pay taxes and other liens and to acquire outstanding interests, if any, of others.

X. ABSTRACT AND TITLE. Sellers, at their expense, shall promptly obtain an abstract of title to the Real Estate continued through the date of acceptance of this offer, and deliver it to Buyer for examination. It shall show merchantable title in Sellers in conformity with this agreement, Iowa law and Title Standards of the Iowa State Bar Association. The abstract shall become the property of the Buyer when the purchase price is paid in full. Sellers shall pay the costs of any additional abstracting and title work due to any act or omission of Sellers, including transfers by or the death of Sellers or their assignees.

XI. DEED. Upon payment of the purchase price, Sellers shall convey the Real Estate to Buyer or its assignees, by warranty deed, free and clear of all liens, restrictions, and encumbrances except as otherwise provided in this Agreement. Any general warranties of title shall extend only to the time of acceptance of this offer, with special warranties as to acts of Sellers continuing up to time of delivery of the deed.

XII.   TIME IS OF THE ESSENCE.  Time is of the essence in this contract.

XIII.  REMEDIES OF THE PARTIES.

       A. If Buyer fail to timely perform this contract, Sellers may forfeit it as provided in the Iowa Code, except that the thirty day period set forth in section 656.2 shall be extended to sixty days, and all payments made shall be forfeited or, at Sellers' option, upon sixty days written notice of intention to accelerate the payment of the entire balance because of such failure (during which sixty days such failure is not corrected) Sellers may declare the entire balance immediately due and payable. Thereafter this contract may be foreclosed in equity and the Court may appoint a receiver.

       B. If Sellers fail to timely perform this contract, Buyer has the right to have all payments made returned to it.

       C. Buyer and Sellers also are entitled to utilize any and all other remedies or actions at law or in equity available to them and shall be entitled to obtain judgment for costs and attorney fees as permitted by law.

XIV. CONTRACT BINDING ON SUCCESSORS IN INTEREST. This contract shall apply to and bind the successors in interest of the parties.

XV. CONSTRUCTION. Words and phrases shall be construed as in the singular or plural number, and as masculine, feminine or neuter gender, according to the context.

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XVI.   GROUNDWATER HAZARD STATEMENT.  Attached to this Agreement is the form of
Groundwater Hazard Statement which Sellers shall execute and deliver to Buyer at closing. Buyer also acknowledges the existence of septic tanks in the Real Estate.

XVII. ENVIRONMENTAL MATTERS. Buyer may at its expense within 30 days after the date of this Purchase Agreement have the Real Estate inspected for the presence or suspected presence of any substances coming within the definition of hazardous wastes or substances, pollutants or contaminants under any state or federal law, rule, or regulation, including without limitation asbestos and polychlorinated biphenyls; or the presence of any underground storage tanks. If any such substances, pollutants, contaminants or underground storage tanks are found then this Agreement may be terminated at the Buyer's option and, upon written notice of termination, any earnest money shall be returned to Buyer and, upon such return neither party shall have any further rights or obligations with respect to this Agreement. Except for the statements as to Sellers' knowledge contained in the Groundwater Hazard Statement, Sellers make no warranties or representations, either express or implied, regarding the physical condition of the Real Estate, including but not limited to the presence or absence of any material or substance upon, within or under the Real Estate. Buyer accepts the Real Estate in "as is" condition with all faults, known and unknown, and accepts all risks of underground tanks, toxic waste, groundwater contamination, asbestos, and all other matters with respect to the physical condition of the Real Estate. From and after the date of closing, Buyer shall indemnify, defend and hold Sellers harmless from and against any claims by any governmental agency or private person or entity pertaining to the physical condition of the Real Estate, including but not limited to all claims for testing, monitoring, remediation, damages to person or property, fines, penalties, and including all reasonable expenses incurred by Sellers with respect to any such claim.

XVIII. CONDITIONS OF CLOSING-BUYER.

       A. This Purchase Agreement shall be subject to Buyer obtaining all zoning, tax abatement building permits and any other governmental approvals necessary to build an 80,000 square foot office building on Parcel 3 outlined on Exhibit A. Said approval shall be in the form and content acceptable to Buyer, at Buyer's sole discretion, or Buyer may declare this Purchase Agreement null and void and of no further force and effect and all earnest money shall immediately be refunded to Buyer. All said approvals shall be received on or before April 1, 1996.

       B. This Purchase Agreement is subject to the satisfactory negotiation and completion of a lease agreement between Buyer and Microware, Inc.. All terms and conditions of said lease agreement and the adequacy thereof shall be in Buyer's sole discretion. In the event the lease agreement referenced herein is not satisfactory to Buyer, the Buyer may declare this Purchase Agreement null and void and of no further force and effect and immediately have its earnest money returned hereunder.

       By proceeding with closing, Buyer waives any conditions set forth in (a) or (b) above which are then unsatisfied.

XIX. LAKE CROSSING ACCESS. Prior to closing, Buyer and Sellers shall determine whether the City of Clive will require, in connection with Buyer's platting of the Real Estate or in connection with the platting

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of Hickory Hills Plat 2, the construction of a different lake crossing access from that currently existing at the southerly "finger" of the lake. Sellers or their representative shall prepare all submissions to the City regarding the necessity for such crossing and regarding the design of such crossing and shall be invited to attend all meetings at which such crossing or the necessity therefor is discussed. After approval from the City of the design of such lake crossing access, if such construction is required by the City in connection with Buyer's plat or in connection with the platting of Hickory Hills Plat 2, then at closing $200,000 of the purchase price shall be placed in escrow and subject to weather conditions, Sellers shall commence construction of such lake crossing access promptly after closing and shall complete such construction within nine months. Upon completion of such construction by Sellers the escrow agent shall pay the entire escrow amount to Sellers. In the event the construction of the lake crossing access is not so required by the City of Clive in connection with Buyer's plat or in connection with the platting of Hickory Hills Plat 2, then Sellers shall have no further obligations under this paragraph, and in such event the purchase price shall be reduced by $100,000. In the event Sellers default in the performance of their obligations under this paragraph, the escrow agent shall apply the escrow deposit to the costs of completing such construction and, to the extent such deposit is not required to pay such costs of completing such construction, the escrow agent shall pay over the unused portion of the escrow deposit to Sellers.

XX. OTHER AGREEMENT. This Agreement is executed contemporaneously with the execution of a Real Estate Purchase Agreement for the purchase by Buyer of the real estate designated Parcel 4 on Exhibit A. Closing under this Agreement shall occur contemporaneously with closing under such other agreement. If closing does not occur for any reason under such other agreement, then closing shall not occur under this Agreement which shall then stand rescinded.

XXI. LEASE. At closing, Sellers and Buyer shall enter into a lease of the house and caretaker house located on Parcel 1 and Parcel 2 from Buyer to Sellers in the form acceptable to Sellers and Buyer providing for a term of one year with Sellers' option to terminate at the end of any calendar month and with rent of $2,000 per month, payment of utilities and insurance by Sellers, payment of property taxes by Buyer, the payment of significant repair and maintenance by Buyer and the payment of routine maintenance (not to exceed $2,000 during the one year term) by Sellers.

XXII. COMMISSIONS. Upon receipt of the purchase price from Buyer, Sellers shall pay to Coldwell Banker Mid-America Group, Realtors, a commission in the amount of $80,000.

XXII. CONDITIONS OF CLOSING - SELLERS. Sellers obligation to close shall be subject to the following conditions:

       A. Sellers' approval of Buyer's site plan for the development of Parcels 1, 2, 3 and 4 and the construction of buildings and improvements thereon, which approval shall not be unreasonably withheld based upon the effect upon Hickory Hills Plat 2 and Parcel 1.

       B. Parcel 1 shall be zoned for detached single family residence use only and a covenant restricting the use of Parcel 1 for such

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       use shall be executed and recorded at closing.  Such covenant shall be for the benefit of Hickory Hills Plat 2.

       C. (1) Parcel 2 shall be zoned for single family residence use only, including attached townhomes, and a covenant restricting the use of Parcel 2 for such use shall be executed and recorded at closing. Such covenant shall be for the benefit of Hickory Hills Plat 2 and for the benefit of Parcel 1. (2) Alternatively, at Buyer's election, Parcel 2 may be used for parking area in connection with the commercial development of Parcel 3. If Buyer does not exercise this election on or before closing, then (1) above shall apply. If Buyer exercises this election, then Buyer shall submit for Seller's approval prior to closing a green space buffer landscaping plan to shield such parking area from the view of Parcel 1 and from the view of Hickory Hills Plat 2, and a covenant requiring the construction and maintenance of such green space buffer landscaping shall be executed and recorded at closing. At a minimum, such green space buffer landscaping plan shall provide for (A) a 75 foot wide green space buffer between the western boundary of Parcel 2 and the western edge of the parking area, (B) a 75 foot wide green space buffer between the northern boundary of Parcel 2 and the northern edge of the parking area, (C) the retention of all trees now located within such green space buffer areas, (D) additional plantings to shield substantially the view of the parking area from Hickory Hills Plat 2 and from Parcel 1. In addition to the foregoing, such covenant shall provide for the following: (i) landscaped islands within the parking area to minimize the view of parked cars from Hickory Hills Plat 2 and from Parcel 1, (ii) a maximum light pole height of 25 feet, (iii) low cut off lighting fixtures to minimize the view of parking lot lighting from Hickory Hills Plat 2 and from Parcel 1, and (iv) entrances and exits to and from the parking area at the east side only. Such covenant shall be for the benefit of Hickory Hills Plat 2 and for the benefit of Parcel 1. Attached hereto is a drawing indicating the general locations of such green space buffer.

       D. A covenant restricting the height of any building located on Parcel 3 shall be executed and recorded at closing. The maximum height shall be the elevation of two stories at the highest point of Parcel 3. Such covenant shall be for the benefit of Hickory Hills Plat 2, Parcel 1, and Parcel 2.

       E. A covenant shall be executed and recorded at closing which shall provide for (A) a 75 foot wide green space buffer extending west from the western edge of the building to be constructed upon Parcel 3 and from the northwest corner of the building in a 75 foot radius, and the retention of all trees now located within such green space buffer area, (B) a green space buffer between the northern edge of the building to be constructed upon Parcel 3 and the lake, with the width of buffer area to be not less than 150 feet at the northwest corner of the building and the retention of all trees now located within such green space buffer area, (C) the color of the building exterior to be an earth tone in order to minimize visibility from the real estate located within Hickory Hills Plat 2, and
       (D) the prohibition of signage on the building which would be visible from Hickory Hills Plat 2. Such covenant

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       shall be for the benefit of Hickory Hills Plat 2.  Attached hereto is a drawing indicating the general locations of such green space buffer.

       F. Covenants shall be executed and recorded with respect to Parcels 1, 2, 3 and 4 so that the owners of such parcels shall be members of an association to be formed, to include the real estate west of the lake, for the purpose of maintaining the lake, the shoreline, the dam and the creek entry into the lake; such covenants to include provisions for assessments for maintenance of the lake and restrictions on use of the lake. Such covenants will prohibit docks in the lake; accordingly Sellers may remove at any time before or after closing the dock extending from Parcel 1 into the lake.

       G. Covenants shall be executed and recorded so that the owners from time to time of Parcels 1, 2 and 3 shall jointly be responsible for the maintenance of the lake crossing access to be installed by Sellers and described in Paragraph 19 above.

MID-AMERICA INVESTMENT CO.

By /s/ Michael Kuperman                 /s/ Charles I. Colby, Jr.
  ---------------------------           ----------------------------------
  11/21/95          President           Charles I. Colby, Jr.

                                        /s/ Patricia E. Colby
                                        ----------------------------------
                                        Patricia E. Colby

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                   AMENDMENT TO REAL ESTATE PURCHASE AGREEMENT

This Amendment to Real Estate Purchase Agreement made and entered into as of this 30th day of April 1996, by and between Charles I. Colby, Jr. and Patricia
E. Colby, Sellers, and Mid-America Investment Co., Buyer.
WITNESSETH:

WHEREAS, the parties hereto have made and entered into a Real Estate Purchase Agreement dated the 21st day of November, 1995, for the sale of real estate located in Clive, Polk County, Iowa, and;

WHEREAS, paragraph 7 of said Agreement provides, "If Buyer timely performs all obligations, and all conditions are satisfied, closing shall occur and possession of the Real Estate shall be delivered to Buyer on April 30, 1996 or earlier at Buyer's option. In no event shall Sellers be required to delay closing beyond April 30, 1996.", and;

WHEREAS, the parties hereto desire to amend said Agreement as follows:

NOW THEREFORE, for good and valuable consideration, the parties hereto do now hereby amend said Agreement as follows:

       A.   Paragraph 2 is amended by changing the purchase price to $1,285,000.

       B. Paragraph 7 is amended by striking the date April 30, 1996 in both places where it appears, and by inserting therein in both places the following

            "May 9, 1996"

       C. Paragraph 18(a) is stricken in its entirety. Buyer agrees that all conditions previously stated in paragraph 18(a) have been satisfied or are hereby waived. The conditions stated in paragraph 18(b) remain conditions of closing and the term "lease" therein is changed to the term "consulting agreement."

       D. Paragraph 19 is amended by deleting the entire paragraph and inserting the following:

            19. LAKE CROSSING ACCESS. Construction of a lake crossing access (24 feet wide asphalt) is now in process over the southerly "finger" of the lake. Seller shall cause such construction to be promptly completed in accordance with such requirements without cost to Buyer.

Except as herein modified said Agreement remains in full force and effect by and between the parties hereto.

MID-AMERICA INVESTMENT CO.

By /s/ Michael Kuperman                      /s/ Charles I. Colby, Jr.
  --------------------------------           ----------------------------------
                         President           Charles I. Colby, Jr.

                                             /s/ Patricia E. Colby
                                             ----------------------------------
                                             Patricia E. Colby

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                      ASSIGNMENT AND CONVEYANCE OF INTEREST

KNOW ALL MEN BY THESE PRESENTS:

THAT WHEREAS, Mid-America Investment Co., an Iowa corporation, hereinafter referred to as "Mid-America" as Buyer, has made and entered into a Real Estate Purchase Agreement in which Charles I. Colby, Jr. and Patricia E. Colby, husband and wife, are Sellers for real estate in Polk County, Iowa, legally described on Exhibit A hereto attached and by this reference made a part hereof, which Real Estate Purchase Agreement was dated November 21, 1995 and was amended by an Amendment dated as of the 30th day of April, 1996, which Agreement as amended is hereinafter referred to as "Real Estate Purchase Agreement"; and

WHEREAS, Mid-America as Buyer in said Real Estate Purchase Agreement desires to assign all of its rights, title and interest in and to said Real Estate Purchase Agreement, and its rights, title and interest in and to the real estate described in said Real Estate Purchase Agreement, and all of its obligations under said Real Estate Purchase Agreement to Microware Systems Corporation, an Iowa corporation, hereinafter sometimes referred to as "Microware", and Microware is willing to accept such an Assignment and is willing to assume all such obligations; and

WHEREAS, the Sellers in said Real Estate Purchase Agreement are willing to consent that said Assignment and acceptance be made and executed.

NOW THEREFORE, in consideration of the premises and the sum of $1.00 and other good and valuable consideration as hereinafter expressed, including the consent of the Sellers under said Real Estate Purchase Agreement as hereinafter set forth on this Assignment, Mid-America does hereby quit claim, sell, assign, transfer and convey all of its rights, title and interest in and to the Real Estate Purchase Agreement hereinabove set forth, and all of its right, title and interest in and to the real estate described in said Real Estate Purchase Agreement to Microware Systems Corporation, an Iowa corporation, with its corporate headquarters located at 1900 NW 114th Street, Des Moines, Iowa 50325-7077, which by acceptance of this Assignment agrees to perform all of the obligations by Mid-America agreed to be performed and make all payments to be made by Mid-America.

Microware Systems Corporation hereby accepts the above and foregoing Assignment from Mid-America and does hereby agree to make all payments and perform all obligations required of Mid-America under the Real Estate Purchase Agreement hereinabove referred to.

IN WITNESS WHEREOF, this Assignment has been executed this 9th day of May, 1996.

Microware Systems Corporation                Mid-America Investment Co.


/s/ George J. Barry                          /s/ Michael Kuperman
- --------------------------------             ----------------------------------
George J. Barry CFO, VP                      Michael Kuperman, President


STATE OF IOWA       )
                    )    SS.
COUNTY OF POLK      )

On this 9th day of May, 1996, before me, a Notary Public in and for said county, personally appeared Kenneth B. Kaplan, to me personally

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known, who being by me duly sworn did say that that person is President of said corporation, that (the seal affixed to said instrument is the seal of said or no seal has been procured by the said) corporation and that said instrument was signed and sealed on behalf of the said corporation by authority of its board of directors and the said Kenneth B. Kaplan acknowledged the execution of said instrument to be the voluntary act and deed of said corporation by it voluntarily executed.

                                        ---------------------------------------
                                        Notary Public in the State of Iowa.

STATE OF IOWA       )
                    )    SS.
COUNTY OF POLK      )

On this _____ day of May, 1996, before me, a Notary Public in and for said county, personally appeared Michael Kuperman, to me personally known, who being by me duly sworn did say that that person is President of said corporation, that no seal has been procured by the said corporation and that said instrument was signed on behalf of the said corporation by authority of its board of directors and the said Michael Kuperman acknowledged the execution of said instrument to be the voluntary act and deed of said corporation by it voluntarily executed.


                                        ---------------------------------------
                                        Notary Public in the State of Iowa.


                              CONSENT TO ASSIGNMENT

COMES NOW, Charles I. Colby, Jr. and Patricia E. Colby, husband and wife, Sellers, referred to in the above and foregoing Assignment and hereby consents that said Assignment be executed and delivered and does hereby agree to accept Microware Systems Corporation as Buyer under said Real Estate Purchase Agreement with all of the rights, title and interest of Mid-America Investment Co. under said Real Estate Purchase Agreement, and to the real estate therein involved, and upon execution of this Consent, do hereby release Mid-America Investment Co. from all obligations under this Real Estate Purchase Agreement hereinabove referred to in this Assignment.

Dated this 9th day of May, 1996.

/s/ Charles I. Colby, Jr.                    /s/ Patricia E. Colby
- ----------------------------------           ----------------------------------
Charles I. Colby, Jr.                        Patricia E. Colby

STATE OF IOWA       )
                    )    SS.
COUNTY OF POLK      )

On this _____ day of May, 1996, before me, a Notary Public, personally appeared Charles I. Colby, Jr. and Patricia E. Colby, husband and wife, to me known to be the persons named in and who executed the

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foregoing instrument, and acknowledged that they executed the same as their voluntary act and deed.


                                        ---------------------------------------
                                        Notary Public in the State of Iowa.



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